UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2012

Smart Kids Group, Inc.

(Exact name of small business issuer as specified in its charter)

Florida	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Harvard Square, One Mifflin Place, 4th Floor

Cambridge, MA 02138

(Address of principal executive offices)

(617) 674-7644
(Issuer’s telephone number)

Suite 234, 9768-170 St.

Edmonton, AB Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2012, Smart Kids Group, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMX Group, Inc., a Nevada corporation (“WMX”) and SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which Acquisition Sub merged with and into WMX (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on May 1, 2012 and became a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the closing an aggregate of 104,042,523 shares of the Company’s common stock were issued to the holders of WMX’s common stock in exchange for their shares of WMX. Each of the Company, WMX and Acquisition Sub provided customary representations and warranties, covenants and conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) WMX’s common stock by written consent in lieu of a meeting, and (ii) SKGP Acquisition Corp.’s common stock by written consent in lieu of a meeting.

Upon the closing of the Merger, Richard Shergold resigned as President and Chief Executive Officer, Lisa Yakiwchuk resigned as Secretary and Marcel Scherger resigned as a director of the Company. Thomas Anthony Guerriero was appointed as Chief Executive Officer, Syed Gilani was appointed President, and Anthony Guerriero was appointed as Secretary and Treasurer. Additionally, Richard Shergold will remain a director and Lisa Yakiwchuk will continue her role as Chief Operating Officer and director. Finally, Thomas Anthony Guerriero and Anthony Guerriero were appointed as directors.

There were 44,753,857 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Merger. Following this transaction, there were 148,796,380 shares outstanding, including:

Shares:	Held By:
104,042,523	WMX Shareholders
44,753,857	Existing Company Shareholders

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The shares issued in the merger were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

The Company intends to carry on the business of WMX, as its primary line of business, but intends to continue to operate business of Smart Kids as a division of the company. The Company has relocated its principal executive offices to Harvard Square, One Mifflin Place, 4th Floor, Cambridge, MA 02138 and its telephone number is now (617) 674-7644.

After the Merger, the Company intends to change its name to WMX Group Holdings, Inc. As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the merger refer to WMX Group, Inc., and for periods subsequent to the closing of the merger refer to Smart Kids Group, Inc. and its wholly-owned subsidiary, WMX Group, Inc.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in our industry;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

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Overview

We are a diversified holding company with several divisions:

WMX Trade Division (www.wmxtrade.com)

WMX Trade offers a proprietary trading platform for the buying and selling of real products on their website in several market segments across the globe. World Mercantile Exchange is trademarked both domestically in the US and around the world. WMX also owns the proprietary trademark rights to: World Commodity Exchange, World Precious Metals Exchange, World Livestock Exchange. In other words, WMX is introducing a new method of trade where buyers and sellers across the globe use WMX to facilitate the exchange of real products. In order to ensure the utmost safety and security compliance, WMX provides the most comprehensive third party screening process for members making it one of the safest and most secure websites to transact business in the world. In addition to the technology and screening process, WMX offers customer service for its WMX Members and professional support, global marketing consulting, global reach, ISO compliance, and eco-friendly sustainability.

WMX IP Division (www.wmxip.com)

The World Intellectual Property Exchange will be officially launched in 4th Quarter of 2012 and has been in development with over 10,000 hours of development with one purpose in mind, to become the world’s leading portal to search, buy, sell, and trade IP. The World Intellectual Property Exchange is trademarked. WMX also has acquired all trademark rights associated with: World Patent Exchange, World Copyright Exchange, World Trademark Exchange. WMXIP.com offers a proprietary platform for searching, buying, selling, and trading all forms of IP. In other words, the World Intellectual Property Exchange is introducing a new method of trade where buyers and sellers across the globe use WMX to facilitate the exchange of real products.

Smart Kids Group, Inc. Division (www.smartkidsgroup.com)

Smart Kids has created, developed, and produced a cutting edge children’s digital education and entertainment company, which was a publically trading company (OTCBB:SKGP). The company develops, distributes and licenses quality children’s Edutainment products through a variety of media including television, video, retail, direct marketing, and the Internet. Using child safety awareness as its unifying theme, Smart Kids’ characters and related products serve a uniquely viable market niche which combines entertainment, educational programming and merchandising – all of which address parents’ and children’s concerns about keeping safe and aware of their surroundings in their homes, their communities, and in an increasingly uncertain world. WMX plans to generate revenue by distribution of the existing IP of Smart Kids programming. They are expected to release their 26 episode 6 DVD set in 2012 for sale.

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The Harvard Think Tank Division (www.theharvardthinktank.com)

The Harvard Think Tank website was recently launched. It is a website that will allow companies and entrepreneurs from around the world to reach out to WMX for help to take their company to the next level. The goal with The Harvard Think Tank is to give people a platform where they can pitch their game-changing idea to those involved with the Think Tank and if the team likes the pitch they can provide financing, advice, and assistance in building the venture, like an incubator for new ventures. As a result, The Harvard Think Tank has become the Company’s venture capital arm. WMX anticipates generating revenue by receiving subscription fees, services, and equity.

Plan For Crisis Division (www.planforcrisis.com)

WMX has recently launched their Plan For Crisis Division. WMX plans on obtaining clients to conduct safety & security audits and providing organizational development, by implementing the Plan For Crisis Proprietary Protocols, customized for each client. Plan For Crisis provides intervention and prevention programs with over 90 protocols for each specialization. Plan For Crisis provides analysis in preparing organizations around the world for crisis, emergencies and disasters. WMX plans to generate revenue from providing a plethora of services and charging fees for these services.

Paragon GPS Division (www.paragongps.com)

WMX has licensed patent pending advanced GSM/GPRS Enhanced Cell ID technology that tracks the current position of a personal tracking device, even when it is moving. To locate the device, the device transmits the roaming signal to contact the nearby antenna tower, but the process does not require an active call. GSM localisation is then done by multilateration based on the signal strength to nearby antenna masts . Personal Tracking, which includes location based service that discloses the actual coordinates of the tracking device, is a technology used by telecommunication companies to approximate where a mobile phone, and thereby also its user (bearer), temporarily resides. The more properly applied term locating refers to the purpose rather than a positioning process. Such service is offered as an option of the class of location-based services. Our new GSM/GPRS product line includes the KidTracker Pro, PeopleTracker Pro, CarTracker Pro, KeyTracker Pro and PetTracker Pro which utilize cellular tower triangulation to conveniently and accurately track the location of any asset, person, pet or mobile object.

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WMX Trade Division (www.wmxtrade.com)

We have created a safe and secure website (www.wmxtrade.com) for our proprietary auction platform for the buying and selling of real products across the globe in several market segments, allowing members to achieve growth through globalization without massive upfront investment. Our website is designed to be a trading forum much like eBay, where various products are listed, auctioned, and sold to members that use the site. We have no members on our website to date. Our goal is to secure members and provide them with 24/7 global customer service and professional support in an ethical manner so that members can sell to every continent with confidence that any issues will be taken care of and advice can be provided upon request. We hope to focus initially on the trading of agricultural products and other distinct market segments.

Our vision is to provide the most secure website auction platform, backed by a commitment to customer service excellence and growth through globalization.

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WMX’s Market Opportunity

We believe that with 7 billion people on the planet and an expected 9 billion by 2045, access to customers should not be limited by geographical location. With us, people from all across the globe can have access to customers and sell to each and every continent.

We believe that our platform will provide tremendous growth opportunities.

Globalization Will Continue to be Essential to Maintain Competitive Advantage Worldwide Demand for Agricultural Products Will Increase Companies Need New Ways to Gain Optimal Pricing on Goods Agriculture Product Shortage Around the World Will Persist

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Global demand for agricultural products and natural resources increases. A larger, wealthier class of people in the emerging world are demanding more goods as they raise their standard of living and the supply of these goods is impacted by geopolitics, diminishing mature sources and even weather.

Emerging economies are rebounding quicker from the global financial crisis than the west and are supporting demand for agricultural products. For example, wheat demand in China, Brazil, Russia and India grew at 5% in each of the last two seasons, while it contracted 4% over the same period in the United States and Europe. According to Rabobank, “Rapid economic expansion and changing dietary demands will continue to pressure traditional export supplies and encourage further investment in expanding supply, forming a key driver in the shift of the agricultural demand curve.”

Moreover, Chinese demand has had particular impact in reshaping agricultural product markets for soybeans, sugar, cotton and, potentially, corn. “China has played a key role in transforming the global soybean markets,” explains Luke Chandler of Rabobank. “China now accounts for 60% of global soybean imports, in addition to approximately 20% of world traded soybean. “This growth has resulted in expanded planted area in the United States and South America as soybeans became a major global commodity.” Chandler expects this tremendous growth to be replicated in other commodities as China’s shifting consumption patterns increase demand.1

The current shortage of specific commodity products around the world will persist

According to Rabobank, a number of agricultural products need to expand production in 2011 to rebuild stock levels, which could cause significant supply constraints. The current price rally is both broader and more structurally based than that of 2007/2008. “With cotton prices at record highs, a battle for acres is building as farmers decide whether to increase cotton acres over soybeans, wheat and corn.” Other farm input constraints such as fertilizer, chemicals, finance, seed, labor and machinery may impede efforts to respond to high prices in 2010. In addition, the availability of credit for farmers, and the current strength of the La Niña weather system - which heightens the risk of weather and production variability - could limit supply in 2011.2

1 Rabobank: Seven Key Drivers That Will Shape Agri Commodities Market in 2011

2 Rabobank: Seven Key Drivers That Will Shape Agri Commodities Market in 2011

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Companies will continue to need to find new ways to obtain products for the best available price globally

Technology development and regulatory changes have let competition loose in the global commodity exchange industry. The industry is awash with new players, and prices for trade execution are falling and overseas competitors are emerging. New players are actively stealing market share from the established stock exchanges by delivering high-speed trade executions while undercutting them on price.

This is due to firms and companies across the globe needing to constantly obtain products for the best available price globally, as commodity prices have surged over the past two years. According to Rabobank, farm-commodity prices including corn will extend rallies next year driven by increased demand from emerging markets including China, the world’s most populous nation, and higher energy costs. Rabobank’s predictions add to forecasts that food costs may surge next year, potentially raising inflation and paving the way for a reprisal of the bull market in 2008, when prices surged to records.

Companies will need to reach all corners of the world to maintain a competitive advantage

In today’s highly competitive business environment companies need the ability to reach all corners of the globe in order to maintain a competitive advantage. For example, as companies like Coca-Cola and Wal-Mart expand globally it is critical that they be able to secure cheap and adequate supply of all raw products in order to remain highly profitable as their growth in the US becomes stagnant. These companies rely on global strategies maintain and gain competitive advantage.

For a company like Wal-Mart, its competitive advantage has always been to sell an endless supply of products at the cheapest available price, thus offering more product variety and undercutting the competition on price. In order to maintain this competitive advantage, Wal-Mart must continually reach all corners of the world to find highly diversified products at the cheapest available prices.

WMX’s Products and Services

We offer a safe and secure proprietary trading platform for the buying and selling of real products on our website in several market segments across the globe. In other words, we are introducing a new method of trade where buyers and sellers across the globe use us to facilitate the exchange of real products.

In order to ensure the utmost safety and security compliance, we intend to provide the most comprehensive third party screening process for members to make our website safe and secure to transact business in the world. In addition to the technology and screening process, we intend to offer customer service for our members and professional support, global marketing consulting, global reach, ISO compliance, and eco-friendly sustainability.

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Our product and service offering includes the following:

24/7 Dedicated Member Support Staff Anytime customer service and professional support Pre-Screened Buyers and Suppliers Membership is exclusive so users can rest assured at the caliber of suppliers on the platform Most Secure Trading Platform in the World The safest, most secure global trading platform to buy and sell goods across the globe Global Marketing Consulting WMX assists members with the development of marketing material, newsletters and any other marketing needs. Reach Every Continent Member’s products will be able to reach every single continent, significantly increasing their revenues. On-Site Audits and Quality Control WMX protects and assists its members with onsite audits to assure an International standard of excellence on the platform ISO Compliance WMX assists each member in becoming ISO compliant within two years from being granted initial membership Go Green WMX works with members to make the member a green conscious company.

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WMX’s Approach

To ensure our success, we have four core objectives that we consider to be the essential building blocks of growth:

Supply Near-Endless Demand As a secure global agriculture products exchange platform, the goal is to provide every member the capability to reach those who specifically are in demand of the product the member produces or supplies. Giving Members Global Reach The focus of WMX is to offer a platform that gives smaller companies or sole proprietors the ability to enter into a global marketplace and sell their agriculture products without any bias; a marketplace where they have been normally overlooked and passed over for larger companies. Best Global Pricing and Timing on Commodities WMX plans to be a continuous exchange opened 24 hours per day, seven days per week allowing its members to trade at all times and access high demand products whenever they need. Growth through Acquisition Expansion upon the current services provided will be a constant effort within the company and Management employs aggressive and innovative means to recruit the best, most talented individuals from around the world. In addition to organic expansion, the Company’s true growth will come from acquiring various companies and exchanges in a variety of markets both in the near and long term.

WMX’s Platform

We intend to make our platform a place where raw or primary products are exchanged. These real products, are traded on our platform through our members. The trading of these market segment products consists of direct physical trading of the actual goods rather than a security associated with the goods. The global volume of commodities trading alone on exchanges increased tremendously over the last five years due to the devalued U.S. Dollar and instability of the global securities markets. Trading on exchanges in China and India has gained in importance in recent years due to their emergence as significant commodities consumers and producers. China accounted for more than 60% of exchange-traded commodities in 2009, up on its 40% share in the previous year.

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The below Figure 1 demonstrates the features of our website in the purchase and sale of commodities. Precious metals are displayed in this particular buy-sell transaction.

Figure 1: WMX Buy Side Trading Screenshot

 Figure 2: WMX Sell Side Trading Screenshot

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WMX’s Business Model

There are three main revenue components to our website platform: registration fee revenue from providing the service of the proprietary secure website facilitating an Auction Platform; revenue generated from transactions executed on the platform; and revenue generated through acquisitions, licensing.

Regarding our cost structure, over 95% will be variable and only 5% will directly depend on transactions and other miscellaneous fees generated as the facilitator on the World Farming Exchange. The main cost component will be the staffing costs. Management expects to achieve a net margin of around 30% - 50% before taxes.

Membership Types

Sole TraderA sole trader (ST) is an individual who sells their own products direct through an existing Member Firm on the Website.Annual Membership Fee: €7,500 LicenseeA Licensee is an individual, firm or organization who licenses Membership Services with WMX trade, allowing them to resell Memberships to WMX unassigned geographical locations. They can also act for their account or on behalf of nonmembers Initial Licensee Fee: €50,000 Annual Registration Fee: €7,500 AgentAn Agent is an individual who establishes new members of the WMX Trade and/or works for a License WMX Member Firm to act on behalf of non members Initial Agent Fee: €5,000 Annual Agent Fee: €1,500

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Transaction Fees

In addition to revenue from annual registration fees, we intend to drive revenue from transactions that occur on the trading platform. For sole traders, we expect to receive a 5% transaction fee and the Member Firm would then receive 5% for executing the transaction on one of our Proprietary Market Segments. Licensees retain 5% of all net sales on all executed transactions introduced on our Trade Auction website platform and we receive 5%. Lastly, Agents make a flat 2.5% fee on all transactions they introduce to a Member Firm (Retaining 2.5%) and we receive 5%. It is through these transaction fees that the business model becomes highly scalable. Once a member applies and is approved, they can execute thousands of transactions a month, allowing us to monetize that acquired client over and over again which, overtime, reduces the cost of acquiring, servicing and maintaining that client.

Value Proposition

We hope to provide a secure website to our members to transact internationally, without boundaries, while providing quality assurance systems for Members of all sizes. Our services are member-oriented, affordable solutions to transact business with the focus of expanding our global reach and increasing revenue.

Currently, our website has been developed through more than 1,000 hours of programming. We have raised approximately $1,000,000 in seed financing from a select group of high net worth individuals. We will need more capital, however, implement our business plan. Furthermore, we have intentions of retaining investor relations firms to assist in the execution of the marketing plan.

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Industry Analysis Overview

We operate in the E-Commerce, Services, and Online Auctions industry.

The E-Commerce, Services and Online Auctions industry has experienced strong revenue growth in recent years. Industry sales increased rapidly from the decade’s outset, tripling over the five years to 2007. In fact, between 2003 and 2007, sales increased from $36.3 billion to $91.4 billion. However, this trend reversed in 2008 as the Great Recession hampered growth. During this period, unemployment spiked and household wealth diminished as the real estate market burst and the credit crisis erupted. Per capita disposable income decreased by 0.4% in 2008, while consumer sentiment dropped by more than 25.0%. In 2009, this trend continued as sentiment fell by another 0.8%. As a result, industry revenue declined for the first time in seven years, falling by 4.3% to $87.4 billion.

In 2010, this trend began to reverse, as the economic recovery boosted per capita disposable income by 0.6%, while consumer sentiment increased by 14.6%. As a result, industry revenue rebounded by 8.7%. Industry revenue is expected to jump by about 10.0% in 2011, as firms continue to benefit from the economic recovery. Lower unemployment and improvements in consumer sentiment are expected to encourage individuals to spend more money. Budget-conscious consumers are also expected to continue to support growth as many consumers remain frugal in the aftermath of the Great Recession. As a result of these factors, and exceptional growth prior to the economic downturn, industry revenue is estimated to rise by about 4.8% annually in the five years to 2011 to $104.5 billion.3

The eCommerce and Online Auctions industry will attract a greater customer market as more households become conformable purchasing items electronically. Rising consumer confidence will be particularly beneficial for the industry’s long-term growth, since it contributes to customer retention. IBISWorld projects that over the five years to 2016, revenue will increase at an average annual rate of 9.4% to total $163.7 billion. In 2012 alone, industry revenue is forecast to rise by 11.9% to $116.9 billion.

3 IBISWorld: eCommerce and Online Auctions Industry 2011

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The industry’s projected growth is the result of several economic factors. For one, per capita income is projected to grow by 1.6% in 2012 and will continue to grow annually over the next five years at an average annual rate of 1.9%. Unemployment rates are also forecast to improve, dropping below 9.0% in 2012. The increases in per capita income and employment levels will revive consumer sentiment, which is anticipated to grow by 8.3% in 2012. As consumers’ wallets fill up, spending on products sold by the industry will increase. The industry will also benefit from pent-up demand dating from 2008 and 2009, when consumers delayed discretionary purchases in response to economic uncertainty.4

Market Analysis Overview

We intend to operate primarily in the agriculture market, which is comprised of manufacturers of all types of food products, as well as wholesalers of products, fuel manufacturers, feed producers, exporters of products, individual and institutional investors. The market segmentation is as follows:

Approximately, 15% of the market is comprised of individual investors that we hope will use the platform to buy and sell agricultural products, hopefully for a profit. As a major market, individual investors are expected to maintain a constant share of market into the future.

We hope that institutional investors will use us much the same way as individual investors do: to buy and sell agricultural products for their own accounts. They include banks, insurance companies, retirement or pension funds, hedge funds and mutual funds. Institutional investors consist of 25% of the market.

Furthermore, the remainder of the market is comprised of Food and Industrial Product Manufacturers, Feed Producers, Wholesalers and Exporters which occupy 22%, 15%, 1% and 22% of the market, respectively. We hope that these customers will use our company to buy agricultural products from across the globe at a better price than exclusive contracts with agricultural products suppliers.

4 IBISWorld: eCommerce and Online Auctions Industry 2011

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Competition

The E-Commerce and Online Auctions industry has a low level of concentration, as small companies make up over 70.0% of the market. The top two players – Amazon and eBay - are expected to account for about 23.9% of industry revenue in 2011, with no other company holding more than 5.0% market share.

Within this competitive landscape, we would compete with eBay, WebStore, eBid and OnlineAuction.com. At the moment, these online auction websites do not offer the exchange of agricultural products but with their technology in place could do so. It is due to this threat of entry that these websites would be considered competitors.

Marketing Plan

Company Positioning

We are looking to position the company as the safest and most secure proprietary commodities trading platform for the buying and selling of real agricultural goods across the globe.

Marketing Tactics

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Internet Marketing

SEO (Organic Ranking)

By optimizing the Meta Data, Heading Summary, Image Summary, Domain Info, as well as accumulating inbound links, listings on directories, instituting a blog, and establishing a social media presence and RSS feed, WMX (wmxgroup.com) will aggregate higher on an organic Google, Bing or Yahoo search. Furthermore, by developing valuable and constantly updated content behind highly searched keyword terms, WMX will rank higher on these “covered” terms when searched for organically through an engine like Google, Bing or Yahoo. This organic ranking will bring authority to WMX for the global exchange real agricultural products, which will lead to more customer conversions.

SEM (Pay-per-Click)

Search Engine Marketing (Pay-per-Click) – we will utilize Google, Yahoo and Bing paid search campaigns to target audiences interested in trading commodities. This will include PPC campaigns that target high search volume terms so as to drive traffic to the website.

Display Advertising (Pay-Per-Impression)

Display Advertising (Pay-per-Impression) – we expect to promote WMX on 3rd party websites such as CNNMoney, CNBC, Yahoo! Finance and Bloomberg, and in email campaigns to subscribers or members of any industry publications and professional organizations. Third party websites that we intend to utilize for display advertising include:

•	CNNMoney.com (1,467 unique visitors per month)
•	CNBC.com (3.22 million unique visitors per month)
•	Finance.Yahoo.com (6.63 million unique monthly visitors)
•	Bloomberg.com (4.91 million unique monthly visitors)

Average banner advertising rates are $20 CPM or cost per thousand impressions. (This number will vary based on the rate that each website charges in their media packet).

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Social Media OPtimization

Blogging

Blogging – we intend to utilize a corporate (in-house) blog to target clients interested in commodities trading. This tactic is particularly useful in targeting those individuals that regularly traffic trading blogs and would be highly likely to become a member.

Twitter

Twitter – we intend create a Twitter account to notify followers of happenings, new features, new products and customer success stories that have occurred on the exchange. For instance, a message would state “1,000 global transactions took place on the platform today.”

Facebook

Facebook – we intend to create a Facebook page and recruit fans in order to keep them updated about current products and any new features or services that are going to be launched. Each time a person “likes” us, any Company updates will show up in their newsfeed, which virally spreads our brand to thousands of potential members.

Linkedin

Linkedin – we intend to create a Linkedin profile and add contacts in order to keep business professionals updated about current products, services as well as new features that are going to be launched on the exchange. Linkedin will also be a great place to advertise the platform via podcasts, webinars and product demos.

Email Campaigns

We intend to utilzie email marketing through a CRM software system such as SalesForce.com to send promotional materials and newsletters about the Company and its products to prospective customers and browsers that traffic the website. With a simple lead generation portal on WMXTrade.com, a website browser inputs their name and email to receive promotional materials, information or a newsletter about the Company’s products and services. We will use this acquired contact information to quickly generate a list of prospective clients that will continually receive emails about the exchange.

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Traditional Marketing Public Relations

Public relations firms are essential at managing the flow of information between an enterprise or organization and the general public, and in building rapport with employees, customers, and investors. We intend to utilize a PR firm to gain exposure to its target market through use of press releases, articles, light TV advertising, and public speaking events. Since PR firms place exposure in credible and relevant third party media outlets, this marketing tactic offers a certain third-party legitimacy that normal advertising cannot provide. The Company is currently in the process of signing a public relations firm to manage all media buying across different channels.

Conferences

We also intend to take part in all of the trading industry’s leading trade shows and conferences in order to achieve highly targeted exposure amongst potential clientele. When dealing with game-changing technology, it is highly beneficial to show industry participants and leaders exactly how the platform works, and how they can use it to increase revenue.

TV Advertising

We also intend to utilize TV advertising on financial services related television channels such as CNBC and Bloomberg. Although TV advertising can be expensive is it highly effective at targeting the type of clients that we are looking to attract. The rate for TV ads will vary based on the time slot and the average viewer rating for those time slots.

Operational Strategy

We intend to satisfy the growing demand for products, while facilitating a global trade network with no boundaries. Our operations strategy is based on the following foundational elements:

•	Extraordinary Customer Service and Support
•	Continuous Innovation
•	Growth Through Acquisition
•	Maintaining a Balance Portfolio of Businesses

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Extraordinary Customer Service and Support

We will listen to customers and collect feedback in a variety of methods including online surveys and formal usability studies. We will translate this information to actionable plans that are prioritized and implemented on an on-going basis to ensure that exceptional customer service and support is provided during the transaction process. The customer service process is as follows:

Continuous Innovation

We are highly focused on creating a unique experience for each and every client for all their divisions. Our philosophy will be to continually innovate as far as products and features available on the website platform so that everyone using our service will have an exceptional experience.

•	Constantly test and evaluate new features and enhancements to the application experience through sophisticated tools such as multi-variate/AB testing and website analytics.
•	Use in-house programmers to continually update the trading platform for ease-of-use and speed of execution.
•	Rapidly determine whether any particular application enhancement or promotion is successful and results in higher conversion of visitors to customers.

Growth Through Acquisition

We believe that we must expand our geographic reach to build our business. Limiting our self geographically limits members’ reach and the pool of talent in regards to staff. We expect to expand in an orderly manner and to build a regional management structure. The expansion philosophy focuses on assessing acquisition candidates in strategically significantly new geographic areas that may be an effective means to obtain new members and expand into new areas.

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Initial Target Market Australia Secondary Target Market United States Tertiary Target Market Europe and Asia

Maintain a Balanced Portfolio of Businesses

Maintaining a balanced portfolio of businesses is a focus of the Company.This is highlighted by the acquisition strategy noted below. Management will diversify the business by acquiring major companies in several industries that we feel will dramatically increase revenue. Once someone becomes a member of our website service providers, we will stress developing and maintaining an excellent work culture, one of caring and nurturing, catering to members’ specific needs, while being respectful and understanding of the needs of the staff. This methodology will positively impact performance and ensure seamless integration. We have already begun implementing this acquisition strategy:

WMX Group, Inc. Association Affiliations

International Organization for Standardization (ISO)

The ISO 9001 set of standards relate to the highest quality management systems in the world. These management systems are designed to help organizations ensure they meet the needs of customers and other stakeholders. The standards are published by ISO, the International Organization for Standardization and available through national standardized bodies. ISO 9001 deals with the fundamentals of quality management systems, including the management principles on which the standards are based. ISO 9001 deals with the requirements that organizations wishing to meet the standard have to fulfill. Third party certification bodies provide independent confirmation that organizations meet the requirements of ISO 9001. A very small percentage of companies globally both private and public are independently certified. This makes ISO 9001 the most widely recognized certification for management tools in the world today.

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Agricultural & Applied Economics Association (AAEA)

The Agricultural & Applied Economics Association (AAEA) is a not-for-profit association serving the professional interests of members working in agricultural and broadly related fields of applied economics. Members of the AAEA are employed by academic or government institutions, as well as in industry and not-for-profit organizations, and engage in a variety of teaching, research, and extension/outreach activities. Their work addresses a broad range of topics such as the economics of agriculture, international and rural development, resources and the environment, food and consumer issues, and agribusiness.

Canadian Agricultural Economics Society (CAES)

The Canadian Agricultural Economics Society aims to encourage and improve the study and interpretation of agricultural and resource economics with particular reference to the Canadian economy. The Society is comprised of members who are interested in agricultural and resource economics, providing opportunities for professional development and association among individuals making major contributions to solving important problems of the day.

International Association of Agricultural Economists (IAAE)

IAAE is a worldwide confederation of agricultural economists and others concerned with agricultural economic problems, including problems related to the use of renewable resources and the environment. Its broad goal is to make a difference through:

•	Fostering the application of agricultural economics to improve rural economic and social conditions.
•	Advancing knowledge of agriculture's economic organization.
•	Facilitating communication and information exchange among those concerned with rural welfare.

International Food and Agribusiness Management Association (IAMA)

The IFAMR publishes high quality contributions on topics related to the practice of management in the food and agribusiness industry.

Food Distribution Research Society (FDRS)

The overall goal of the Society is to facilitate leading-edge information in applied research, implementation of results, and education in the food distribution field. Major foci are retail and wholesale distribution and the flow of products and services through these firms and institutions. Related areas of interest are patterns of consumption, impacts of technology on processing and manufacturing, packaging and transport, data and information systems in the food and agricultural industry, market development, and international trade in food products and agricultural commodities.

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Cambridge, MA Chamber of Commerce

The Cambridge Chamber of Commerce (CCC) is a 1,500-member not-for-profit organization representing all sectors of the Cambridge economy. Its diverse membership and deep expertise in government affairs, business development, professional development and business philanthropy attract employers of all sizes. Since its inception, the Chamber has been actively engaging local business leaders in governmental and philanthropic activities, connecting and educating its members, and providing a forum for addressing the needs of the Cambridge business community.

WMX Group, Inc. Intellectual Property

The Company has secured our mark around the globe. We currently own 10 trademarks in the U.S. and abroad.

Employees

As of the date of this Current Report, we have two full-time employees, Mr. Thomas Anthony Guerriero and Mr. Syed Gilani.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements, as discussed above. Please see the section entitled “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of our financial condition and results of operations are based on the audited financial statements as of December 31, 2011, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations for the Period from Inception (January 18, 2011) to December 31, 2011

Revenues

We are a development stage company and have not generated any revenues from inception to December 31, 2011. We do not anticipate revenues until we have completed successfully sold our products and services in the market.

Expenses

We have incurred total operating expenses of $774,249 for the period from inception to December 31, 2011. Our operating expenses during this period consisted mainly of $199,377 in general and administrative expenses, $99,539 in software development, $250,000 in officer compensation, and $204,500 in stock based compensation.

Earnings

We incurred a net loss of $774,249 for the period from inception to December 31, 2011.

Liquidity and Capital Resources

We had $8,272 in current assets at December 31, 2011. We had $252,000 in current liabilities as of December 31, 2011. As such, at December 31, 2011, we had a working capital deficit of $243,728.

Operating activities used $84,545 in cash for the period from November 8, 2007 (Date of Inception) until December 31, 2011. Our net loss of $91,727 represented the primary basis for our negative operating cash flow. Financing Activities during the period from November 8, 2007 (Date of Inception) until December 31, 2011 generated $88,472 in cash during the period.

Our accounting, legal and administrative expenses for the next twelve months are anticipated to be $30,000. As of December 31, 2011, we had $8,272 in cash.

We will require $22.5 million in equity financing to be used towards the following purposes:

Capital Requirements
Operating Expenditures
General Expenses- All Exchanges	$ 250,000
Intellectual Property Acquisitions	$ 2,500,000
R & D of WMX Divisions	$ 10,000,000
Marketing & Sales	$ 2,500,000
Corporate Expenses (Staff, Key Employees, Working Capital, Etc..)	$ 7,250,000

Total Initial Funding Required	$ 22,500,000

Funding sources
Equity	$ 25,000,000
Debt	$ 0
Total	$22,500,000

As of December 31, 2011, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We do not believe that any accounting policies currently fit this definition.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a cumulative retained deficit of $774,249 as of December 31, 2011. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

In order to mitigate the risk related with this uncertainty, the Company plans to issue additional shares of common stock for cash and services during the next 12 months.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger (1) by each person or entity who is known by us to beneficially own more than 5% of our common stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of April 30, 2012.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock and the address of each of the stockholders listed below is c/o Smart Kids Group, Inc., Harvard Square, One Mifflin Place, 4th Floor, Cambridge, MA 02138.

Name of Beneficial Owners of Common Stock	Amount and Nature of Beneficial Ownership(1)	% of Common Stock(2)
Richard Shergold(3)	1,865,282	1.25%
Lisa Yakiwchuk	313,800	0.20%
Thomas Anthony Guerrierro	93,702,648	62.87%
Syed Gilani	-	-
Anthony Guerrierro	-	-

DIRECTORS AND OFFICERS – TOTAL	95,881,730	64.43%

5% SHAREHOLDERS
Marcel Scherger(4)	24,714,920	16.60%
BENEFICIAL OWNERS – TOTAL	24,714,920	16.60%

1.	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
2.	The percent of class is based on 148,796,380 shares of common stock issued and outstanding as of April 30, 2012.
3.	Mr. Shergold’s ownership includes 28,828 and 530,000 shares of common stock issued to Genuine Publishing and Smart Kids International Holdings, Inc., respectively. Mr. Shergold exercises sole voting power over the shares as sole owner of the company.
4.	Mr. Scherger’s ownership includes 24,689,000 shares of common stock issued to 1378505 Alberta Inc. of which he exercises sole voting power over the shares as sole owner of the company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Merger, Richard Shergold resigned as President and Chief Executive Officer, Lisa Yakiwchuk resigned as Secretary and Marcel Scherger resigned as a director of the Company. Thomas Anthony Guerriero was appointed as Chief Executive Officer, Syed Gilani was appointed President, and Anthony Guerriero was appointed as Secretary and Treasurer. Additionally, Richard Shergold will remain a director and Lisa Yakiwchuk will continue her role as Chief Operating Officer and director. Finally, Thomas Anthony Guerriero and Anthony Guerriero were appointed as directors.

Thomas Anthony Guerriero. Mr. Thomas Anthony Guerriero has over thirteen years of extensive upper executive experience. Mr. Guerriero has been the Chairman & CEO of WMX Group, Inc since January 2011. Prior to this he was the CEO of Global Wealth Advisors in New York, successfully growing the firm and its assets from 2009 up until the firm’s acquisition 2010-2011. From 2001 until 2009 Mr. Guerriero was an independent financial advisor, utilizing several broker dealer platforms to facilitate his business and clientele. He built both his client book and staff leading up until the launch of Global Wealth Advisors a Registered Investment Advisory Firm. Mr. Guerriero attended Graduate School at Harvard University (2010-2012), holds two Graduate Certificates from Boston University (2009) & the University of Notre Dame (2006). In addition, he has two Bachelor of Art degrees from Fairleigh Dickinson University (1998) & Thomas Edison State (2001). Mr. Guerriero is a published author with "How To Understand & Master The Stock Market" and "Plan For Crisis".

Syed Gilani. Mr. Gilani is the Founder & President from January, 2001 – to Present of Trans-Atlantic Business Solutions Inc. He. Established and presiding over an international business solutions systems provider company to help small and medium scale businesses in achieving their objectives. Providing relentless strategic leadership and vision to the company in designing and developing robust technology based solutions. Lead the start up to serve more than 100 worldwide clients in a short period of one year while continuously increasing the quality standards and customer satisfaction. Work diligently to establish the business without any debt and with higher profitability. Provided strategic vision in designing successful brands of BIZVI.COM, BIZVI Grafix, BIZVI Research, BIZVI Training, WAUTHOR, and upcoming brands of BIZ2O and SUMUSU.

Mr. Gilani has his Masters in Business Administration from the University of Virgin Islands (2004), a Masters in Economics and Management from Lahore School of Economics (1996-98), a Bachelor in Education Punjab University (1995-97), a Bachelor in Economics, Statistics & Mathematics Punjab University (1993-95)

Anthony Guerriero. Mr. Guerriero is currently a Director with WMX Group, Inc. specializing in marketing. He was the former Director of Marketing Earth Thebault, a Division of Earth Color, Parsippany from January 2006 – to December 2008. There he created and managed this dual operation realizing a revenue income of $13 million/year, reducing costs by $1.3 million. His role was to oversee all print Production & Quality Control. He contracted and maintained a client base with companies such as HBO, Sony, Capital One, Bristol Myers, American Express, Person Education, Margraw Hill, BBDO.

Prior to Earth Thebault he was an Executive at Applied Printing Technology, in Moonachie, NJ from 1996 – 2006. There he sold $4 million in business per year, specializing in catalogs, direct mail material, poster reproductions, brochures, and corporate image booklets. He was able to acquire new client accounts with companies such as Saks Fifth Avenue, The Gap, McGraw Hill, and Pearson Education, while retaining existing clients through excellent service. He implemented strategic pricing models to win business from competing print houses. Prior to this he was the President of Glaser Printing Company, in New York, NY from 1982 – 1996. In 1987 transitioned from Production Manager to the President/Owner with the purchase of the company doing a print business from stationery to corporate brochures. Grew the company from $1.5 million in revenue a year to $3.8 Million. Initiated and maintained key accounts with companies such as AT&T, Steinway & Sons, Diners Club, Staten Island University Hospitals, Rosenthal China, and the 96 office printing needs of Drake Bean Morin.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, our Board of Directors approved a change in our fiscal year end from June 30 to December 31. The audited financial statements for the new fiscal year will be reflected in our Form 10-K for the year ending December 31, 2012.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited Financial Statements of WMX.

(d) Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 30, 2012
3.1	Articles of Incorporation, as Amended(1)
3.2	Bylaws(1)
3.3	Amended Articles of Incorporation
99.1	Balance sheets of WMX as of December 31, 2011 and the related statements of operations, statements of shareholder’s deficit and cash flows for the year ended December 31, 2011.
(1)	Incorporated by reference on Form S-1 of the Company's Registration Statement filed on September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

By: /s/ Thomas Guerriero

Thomas Guerriero

Date: May 4, 2012

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